Exhibit 10.2.1

DATED MAY 4, 2011

AMENDMENT NO. 1 TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

relating to Yandex N.V.

THE NETHERLANDS

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is executed as of May 4, 2011 (“‘Execution Date”) by and between Yandex N.V., a limited liability company incorporated under the laws of The Netherlands, whose registered address is Laan Copes van Cattenburch 52, 2585 GB the Hague, the Netherlands (the “Company”) and each of the entities and persons whose names are listed in the first column of Schedule A hereto, (hereafter each a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used herein and otherwise not defined shall have the meanings ascribed thereto in the Amended and Restated Registration Rights Agreement dated as of October 14, 2008 (the “Original Agreement”).

WHEREAS, the Original Agreement may be amended in writing by the holders of at least 90% of the voting power underlying all Registrable Securities (as defined therein), and such holders desire to amend the Agreement as provided herein, effective upon closing of the initial public offering and listing of the Company’s Class A Ordinary Shares on the NASDAQ Global Market (the “Closing”);

NOW, THEREFORE, in consideration of the premises and mutual covenants and undertakings contained in this agreement sufficiency of which is hereby acknowledged by the Parties, the Parties hereto hereby agree as follows:

1.                                       Amendment.

The parties agree that, with effect from and subject to the Closing, Clause 2.4(a) of the Original Agreement shall be deleted in its entirety and replaced by the following:

“(a)         After the Company meets the eligibility requirements applicable for the use of Form F-3, the Company will use its best efforts to make, at all times thereafter, registration on Form F-3 available for the sale of Registrable Securities.  At any time thereafter, if the Company shall have received a written request (the “Form F-3 Request”) from one or more Shareholders holding outstanding Registrable Securities with an aggregate market value of at least US$50,000,000 (fifty million United States Dollars) (based on the latest reported closing price of the Class A Shares as of the date of such request) (the “Form F-3 Initiators”), then any Shareholder shall have the right to request that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder (such requests to be in writing and stating the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such Shares by such holders of Registrable Securities), provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Clause 2.4:

(i)            if the holder or holders of Registrable Securities proposing to sell Registrable Securities intend to sell such Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriter’s commission or discounts) of less than US$10,000,000 (ten million United States Dollars);

(ii)           if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 for a holder or holders of Registrable Securities pursuant to this Clause 2.4; or

(iii)          in the circumstances described in Clause 2.2(b)(iv) or (v).”

2.                                       General.

(a)           Counterparts; Facsimile Signatures.  This Amendment may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. This Amendment may be executed by facsimile signatures.

(b)           Governing Law.  This Amendment shall be governed by and construed in accordance with English law except with respect to its conflict of law provisions.

(c)           Full Effect. Except as expressly set forth in this Amendment, the Original Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF this Amendment was duly executed, by means of execution of the attached Deed of Adherence, as of the date first above written.

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DEED OF ADHERENCE

By this Deed we the undersigned parties HEREBY AGREE to observe and be bound in all respects by the provisions of Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated as of May 4, 2011. A copy of the Amended and Restated Registration Rights Agreement is attached hereto.

FOR AND ON BEHALF OF

YANDEX N.V.

By:	/s/ Arkady Volozh
Name: Arkady Volozh
Title: Executive Director

DEED OF ADHERENCE

By this Deed we the undersigned parties HEREBY AGREE to observe and be bound in all respects by the provisions of Amendment No. 1 dated as of May 4, 2011 to the Amended and Restated Registration Rights Agreement dated as of October 14, 2008, a copy of which agreement is attached hereto.

/s/ Jan A. De Jong	/s/ George Papachristoforou
Signed for and on behalf of BC&B Holdings B.V.	Signed for and on behalf of BC&B Holdings B.V.

/s/ Jan A. De Jong	/s/ George Papachristoforou
Signed for and on behalf of RuNet B.V.	Signed for and on behalf of RuNet B.V.

/s/ G.R. Wagenaar
Signed for and on behalf of Tiger Global Holding Cooperatief U.A.

/s/ Alfred Fenaughty
Signed for and on behalf of Alfred and Riqueza Fenaughty Revocable Living Trust

Signed by Amilyushenko, Alexey Valeryevich

Signed by Boynton, John Wilson

/s/ Elena Vladminirovna Chebunia
Signed by Chebunina, Elena Vladminirovna

/s/ Benjamin R. Neilson
Signed for and on behalf of Chester Neilson Boynton Trust of 2006

/s/ Ben Cole
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/s/ Benjamin R. Neilson
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/s/ Victor Leonidovich
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/s/ Esther Dyson
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/s/ Benjamin R. Neilson
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/s/ Philip Manduca
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/s/ Vladimir Leontievich Ivanov
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/s/ Philip Manduca
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/s/ Mikhail Yurievich Maslov
Signed by Maslov, Mikhail Yurievich

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/s/ Benjamin R. Neilson
Signed by Neilson, Benjamin R., trustee of the Boynton Family Trust of 2007

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Signed by Panasevich, Dmitry

/s/ Ilya Dmitrievich Polozhintsev
Signed by Polozhintsev, Ilya Dmitrievich

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/s/ Ilya Valentinovich Segalovich
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/s/ Robert Harvey Stubblebine
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/s/ Philip Manduca
Signed for and on behalf of Symmetric Trust

/s/ Dmitry Michailovich Teyblyum
Signed by Teyblyum, Dmitry Michailovich

/s/ Benjamin R. Neilson
Signed for and on behalf of Tucker Rawla Boynton Trust of 2006

Signed by Umansky, Ilya

/s/ Arkady Yuryevich Volozh
Signed by Volozh, Arkady Yuryevich

/s/ Denis Shokin
Signed for and on behalf of Web Design Ltd